Exhibit 99.1

ARGAN, INC.

RESULTS OF VOTING

2014 ANNUAL MEETING OF THE STOCKHOLDERS OF ARGAN, INC.

(1) The election of eight (8) directors to the Board of Directors of Argan, Inc., each to serve until the 2015 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

The results of the voting were as follows:

NAME OF DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Rainer H. Bosselmann	9,813,599	148,961	2,458,625
Henry A. Crumpton	9,834,900	127,660	2,458,625
Cynthia A. Flanders	9,326,866	635,694	2,458,625
William F. Griffin, Jr.	9,841,775	120,785	2,458,625
William F. Leimkuhler	9,327,669	634,891	2,458,625
W.G. Champion Mitchell	9,834,103	128,457	2,458,625
James W. Quinn	9,321,389	641,171	2,458,625
Brian R. Sherras	9,822,791	139,769	2,458,625

(2) The ratification of the appointment of Grant Thornton LLP as independent registered public accountants for Argan, Inc. for the fiscal year ending January 31, 2015.

The results of the voting were as follows:

VOTES FOR	12,328,071
VOTES AGAINST	63,204
ABSTAINED	29,910

(3) The non-binding advisory approval of the executive compensation of Argan, Inc. (the “say-on-pay” vote).

The results of the voting were as follows:

VOTES FOR	6,635,150
VOTES AGAINST	3,303,667
ABSTAINED	23,743
BROKER NON-VOTES	2,458,625